Consent of Independent Auditors










We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated January 29, 1999, with respect to Principal Life Insurance Company Separate Account B and Principal Life Insurance Company, in Post-Effective Amendment No. 13 to the Registration Statement (Form N-4 No. 33-74232) and the related Statement of Additional Information accompanying the Prospectus of Principal Life Insurance Company Separate Account B-Flexible Variable Annuity Contract.


/s/ Ernst & Young LLP

Des Moines, Iowa
July 22, 1999